                                                                     EXHIBIT 8.2

(OSLER, HOSKIN & HARCOURT LOGO)   Osler, Hoskin & Harcourt LLP
                                  Barristers & Solicitors
                                  Box 50, 1 First Canadian Place, Toronto,
                                  Ontario, Canada M5X 1B8
                                  T 416-362-2111 F 416-862-6666 osler.com

                                  TORONTO OTTAWA CALGARY MONTREAL NEW YORK

                                                                   Gregory Wylie
                                                     Direct Dial: (416) 862-5670
                                                      Internet: gwylie@osler.com
                                                      Our Matter Number: 1039686

November 16, 2006

Textron Financial Canada Funding Corp.
Textron Financial Corporation
40 Westminster Street
Providence, RI 02903

Dear Sirs and Mesdames:

RE: REGISTRATION STATEMENT ON FORM S-3

We have acted as Canadian tax counsel in connection with the above-noted matter. We have examined the Registration Statement on Form S-3 to be filed by Textron Financial Corporation, a Delaware corporation (the "TFC") and Textron Financial Canada Funding Corp., an unlimited liability company organized under the laws of the Province of Nova Scotia (the "Company") with the Securities and Exchange Commission on November 16, 2006, (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) senior debt securities of TFC (the "TFC Debt Securities"), (ii) senior debt securities of the Company (the "Textron Canada Debt Securities", and together with the TFC Debt Securities, the "Debt Securities") and (iii) guarantees by TFC of the Textron Canada Debt Securities (the "Guarantees", and together with the Debt Securities, collectively, the "Securities") pursuant to an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus Supplements for an offering of Medium-Term Notes, Series F to be issued by TFC and Medium-Term Notes, Series F-CAD to be issued by the Company and fully and unconditionally guaranteed by TFC filed as part of the Registration Statement (the "Forms of Prospectus Supplement").

Based on such examination and having regard to the legal considerations we deem relevant, and subject to the assumptions, qualifications and limitations set forth below, we hereby confirm the statements set forth under the heading "Certain Canadian Federal Income Tax Considerations" in the Forms of Prospectus Supplement are accurate in all material respects and fairly summarize the information disclosed therein. In providing this opinion, we have assumed the truth, accuracy and completeness as to factual matters of the information contained in the above-noted documents we have reviewed.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or

(OSLER, HOSKIN & HARCOURT LOGO)

otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Validity of the Notes" in the Forms of Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain Canadian Federal Income Tax Considerations" set forth in the Forms of Prospectus Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        OSLER, HOSKIN & HARCOURT, LLP

GRW:dc